UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

AGILYSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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AGILYSYS, INC.
28925 FOUNTAIN PARKWAY
SOLON, OHIO 44139
March 16, 2009
Dear Shareholder:
          Agilysys, Inc. (the “Company”), and certain entities and persons affiliated with Ramius LLC, namely, Ramius Value and Opportunity Master Fund Ltd, Parche, LLC, Ramius Enterprise Master Fund Ltd, RCG PB, Ltd., Ramius Advisors, LLC, RCG Starboard Advisors, LLC, C4S & Co., LLC., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon (collectively, the “Ramius Group”), have reached a settlement in the proxy contest pertaining to the election of directors to the Company’s Board of Directors ( the “Board”) at the Company’s upcoming 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”). The Company and the Ramius Group have determined that they can best serve the Company’s shareholders by resolving this proxy contest and seeking to work together in a productive manner.
          The settlement agreement, which is described in the accompanying Supplement to the Company’s Proxy Statement, will enable the Board and management to continue to focus on growing shareholder value and providing superior returns to all of the Company’s shareholders. As part of the settlement, the Company asked for the resignations of two of the Company’s Class C Directors, Mr. Charles F. Christ and Ms. Eileen M. Rudden, which were tendered on March 11, 2009. Two of the Ramius Group’s director nominees, Mr. John Mutch and Mr. Steve Tepedino, were appointed to fill the vacancies in the Board resulting from those resignations. Further, the Company has agreed to nominate Messrs. Mutch and Tepedino for election as Class C Directors of the Company at the Company’s 2009 Annual Meeting of Shareholders when their current terms expire.
          As a result of the settlement agreement, the Company’s slate of nominees for election at the upcoming 2008 Annual Meeting has been agreed to and is now uncontested. The Board and the Ramius Group join in supporting the Company’s slate of nominees for Director, and urge you to vote the enclosed WHITE proxy card FOR ALL of the Company’s nominees for Director: Thomas A. Commes, R. Andrew Cueva and Howard M. Knicely.
          The Company and the Ramius Group request that you NOT vote on any proxy cards previously supplied by the Ramius Group. If you have already voted on a proxy card previously supplied by the Ramius Group, we request that you SUBMIT A NEW VOTE USING THE ENCLOSED WHITE PROXY CARD.

Sincerely yours,

Keith M. Kolerus
Chairman of the Board

AGILYSYS, INC.
28925 FOUNTAIN PARKWAY
SOLON, OHIO 44139
SUPPLEMENT TO PROXY STATEMENT
Annual Meeting of Shareholders to be held on March 26, 2009
          This supplement (this “Supplement”) supplements and amends the proxy statement dated February 20, 2009 (the “Proxy Statement”) of Agilysys, Inc. (the “Company”), furnished to holders of the Company’s common shares (the “Common Shares”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”) to be held on March 26, 2009, or any adjournment or postponement thereof. The 2008 Annual Meeting will be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio, 44139, on Thursday March 26, 2009, at 8:00 a.m., local time. The record date for the determination of the holders of Common Shares who are entitled to notice of and to vote at the Annual Meeting is February 12, 2009, which is the same record date specified in the Proxy Statement. This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders on or about March 17, 2009.
          On March 11, 2009, the Company and certain entities and persons affiliated with Ramius LLC, namely, Ramius Value and Opportunity Master Fund Ltd, Parche, LLC, Ramius Enterprise Master Fund Ltd, RCG PB, Ltd., Ramius Advisors, LLC, RCG Starboard Advisors, LLC, C4S & Co., LLC., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon (collectively, the “Ramius Group”), entered into an agreement (the “Settlement Agreement”) to settle the proxy contest regarding the election of directors to the Board at the 2008 Annual Meeting. As part of the settlement, two of the Company’s Class C Directors, Mr. Charles F. Christ and Ms. Eileen M. Rudden, agreed to resign from the Board on March 11, 2009. Two of the Ramius Group’s director nominees, Mr. John Mutch and Mr. Steve Tepedino, were appointed to fill the vacancies in the Board resulting from those resignations. Further, the Company has agreed to nominate Messrs. Mutch and Tepedino for election as Class C Directors of the Company at the Company’s 2009 Annual Meeting of Shareholders when their current terms expire. For additional information regarding the Settlement Agreement, refer to the section below captioned “Background of Discussions with the Ramius Group.”
          As a result of the Settlement Agreement, the Company’s slate of nominees for election at the upcoming 2008 Annual Meeting has been agreed to and is now uncontested. The Company’s nominees for election are Thomas A. Commes, R. Andrew Cueva and Howard M. Knicely. The Board and the Ramius Group unanimously recommend that you vote FOR each of the Company’s nominees.
          In addition, shareholders are being asked to vote at the 2008 Annual Meeting FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, as more fully described in the Proxy Statement.
          The WHITE proxy card enclosed with this Supplement is identical to the WHITE proxy card previously furnished to you with the Proxy Statement. If you have not yet voted, or previously voted using a proxy card provided to you by the Ramius Group, please vote on the WHITE proxy card enclosed with this Supplement. If you previously voted using the WHITE proxy card furnished to you with the Proxy Statement, and do not revoke your proxy before it is voted at the 2008 Annual Meeting, your Common Shares will be voted as indicated on that proxy card.
          Please note that, as a result of the Settlement Agreement, any GOLD proxy card which you may have previously submitted will NOT be voted at the 2008 Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card as soon as possible.

          The Board is not aware of any matter to come before the 2008 Annual Meeting other than those mentioned in the Notice accompanying the Proxy Statement. However, if other matters properly come before the 2008 Annual Meeting, the persons named in the accompanying Proxy intend to vote using their best judgment on such matters.
          Shareholders are urged to vote promptly using the enclosed WHITE proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise of the vote by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the 2008 Annual Meeting and voting in person.
          For additional information regarding voting of your shares, please refer to the section below captioned “Voting of Proxies.”
Background of Discussions with the Ramius Group
     As described in the Proxy Statement, the Company and the Ramius Group have been engaged in discussions concerning matters relating to the Company and the nomination of the Ramius Group’s nominees to the Board since May 12, 2008. See “Background of Discussions with the Ramius Group” beginning on page 2 of the Proxy Statement for more information in this regard.
          On February 19, 2009, the Company filed its definitive Proxy Statement with the Securities and Exchange Commission, and began soliciting proxies in support of the Company’s nominees after February 20, 2009.
          On March 11, 2009, as described above, the Company and the Ramius Group entered into the Settlement Agreement, pursuant to which, among other things:
•	two of the Company’s Class C Directors, Mr. Charles F. Christ and Ms. Eileen M. Rudden, agreed to resign from the Board on March 11, 2009;

•	two of the Ramius Group’s director nominees, Mr. John Mutch and Mr. Steve Tepedino, were appointed to fill the vacancies in the Board resulting from those resignations;

•	the Ramius Group agreed to vote its Common Shares in support of the Company’s nominees at the 2008 Annual Meeting and the 2009 Annual Meeting;

•	during the period beginning on the date of the Settlement Agreement and ending ten (10) business days before the deadline set for the submission of shareholder proposals for the 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”) established in connection with the 2010 Annual Meeting (the “Standstill Period”), the Ramius Group agreed not to (i) engage in any solicitation of proxies or consents with respect to the securities of the Company, (ii) seek to influence any person with respect to the voting or disposition of any securities of the Company at the 2008 Annual Meeting and the 2009 Annual Meeting, (iii) initiate, propose or solicit shareholders for the approval of any shareholder proposal, (iv) form, or otherwise participate in, any “group” with respect to the securities of the Company, other than a “group” that includes all or some lesser number of the members of the Ramius Group, but does not include any other members who were not members of the Ramius Group as of the date of the Settlement Agreement, or (v) subject any securities of the Company to any voting arrangement or agreement;

•	the Ramius Group agreed that if, during the Standstill Period, the total number of Common Shares held in the aggregate by the members of the Ramius Group falls below an amount equal to 3% of the Common Shares then outstanding, one of Messrs. Mutch or Tepedino (or their replacements) shall tender to the Company an irrevocable resignation letter in a form satisfactory to the Company, pursuant to which he shall resign from the Board and the right of the Ramius Group to recommend a replacement Director to fill such vacancy as provided in the Settlement Agreement shall automatically terminate, subject to certain limitations;

•	the Company has agreed to nominate and recommend Messrs. Mutch and Tepedino for election as Class C Directors of the Company at the Company’s 2009 Annual Meeting when their current terms expire;

•	the Company has agreed that from the date of the Settlement Agreement up to and including the date of the 2010 Annual Meeting, the Company will not take any action to limit or restrict the rights of its shareholders by amending the Company’s Amended Code of Regulations or otherwise; and

•	the Company further agreed that (i) it will not expand the Board beyond its current size of nine (9) Directors prior to the 2010 Annual Meeting, (ii) one of Messrs. Mutch or Tepedino will be included as a member of any special committee that is established by the Board while Messrs. Mutch or Tepedino are serving as Directors of the Board, and (iii) to disband the Executive Committee of the Board no later than the next regularly scheduled meeting of the Board.
          The Company will file a complete copy of the Settlement Agreement with the Securities and Exchange Commission on March 17, 2009 as Exhibit 10.1 to its Current Report on Form 8-K. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is incorporated by reference into this Supplement.
Nominees
          At the 2008 Annual Meeting, shareholders will elect three Class B Directors for a term ending at the Annual Meeting in 2011. The Company’s nominees for election are Thomas A. Commes, R. Andrew Cueva and Howard M. Knicely. Messrs. Commes, Cueva and Knicely currently serve as Directors of the Company. Mr. Cueva was appointed by the Board to fill the vacancy created by the resignation of Mr. Curtis J. Crawford on June 24, 2008.
          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE COMPANY’S NOMINEES.
Continuing Directors
          Information concerning the Company’s Directors continuing in office after the 2008 Annual Meeting is set forth in the Proxy Statement under the captions “Proposal 1—Election of Directors” and “Share Ownership.” As a result of the Settlement Agreement, Mr. Christ and Ms. Rudden have resigned as Class C Directors, and Messrs. Tepedino and Mutch were appointed, effective March 11, 2009, to fill the vacancies created by those resignations. As Class C Directors, the terms of Messrs. Tepedino and Mutch will expire at the 2009 Annual Meeting. Set forth below is information concerning Messrs. Tepedino and Mutch.
          John Mutch (age 52) is the founder and a Managing Partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems Inc. (“Peregrine”). From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine. Mr. Mutch served as a director of Overland Storage Inc., a provider of data protection appliances, from April 2003 to June 2005. Mr. Mutch is a director of and serves on the audit committee of Edgar Online, Inc. Mr. Mutch is a director of and serves as the chairman of the audit committee of Adaptec, Inc. Mr. Mutch is also a director and the chairman of the board of directors of Aspyra, Inc., and serves on its nominating committee. Mr. Mutch earned a B.S. in Applied Economics from Cornell University, where he serves on the advisory board for the undergraduate school of business, and a Masters of Business Administration from the University of Chicago Graduate School of Business. As of the date hereof, Mr. Mutch does not directly own any securities of the Company. The principal business address of Mr. Mutch is c/o MV Advisors, LLC, 420 Stevens Avenue, Suite 270, Solana Beach, CA 92075.
          Steve Tepedino (age 47) is a co-founder, and has served as President and Chief Executive Officer, of Channel Savvy LLC, a management consulting firm specializing in technology channels, since May 2006. From

1984 to 2006, Mr. Tepedino worked in various positions within divisions of Avnet, Inc., a Fortune 500 company focused on global technology distribution. From 2005 to 2006, Mr. Tepedino served as Vice President of Avnet, Inc. and President of Avnet Technology Solutions, Americas, a global technology sales and marketing organization with operations in the United States, Mexico and Canada. Mr. Tepedino served as a member of the company’s Global Executive Council and Global Organizational Leadership Development program, where he had an opportunity to influence corporate governance principles and to create and deliver curricula for his colleagues to accelerate leadership development. From 2002 to 2005 Mr. Tepedino served as President of Avnet Partner Solutions, Americas, an industry-leading, value-added distributor and provider of servers, storage, software and services, with operations in the United States, Mexico and Canada. Mr. Tepedino earned a B.S. in Engineering Chemistry from State University of New York at Stony Brook. As of the date hereof, Mr. Tepedino directly owns 10,670 Common Shares. The principal business address of Mr. Tepedino is 8655 East Via de Ventura, Suite E-300, Scottsdale, AZ 85258.
          RCG Starboard Advisors, a member of the Ramius Group, and Messrs. Tepedino and Mutch, previously entered into compensation letter agreements (the “Compensation Letter Agreements”) regarding compensation to be paid to the Messrs. Tepedino and Mutch for their agreement to be named and to serve as Directors of the Company. Pursuant to the terms of the Compensation Letter Agreements, RCG Starboard Advisors has agreed to pay each of Messrs. Tepedino and Mutch (i) $10,000 in cash as a result of the submission by Value and Opportunity Master Fund, another member of the Ramius Group, of its nomination of Messrs. Tepedino and Mutch to the Company and (ii) $10,000 in cash upon the filing of a definitive proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies in favor of each of Messrs. Tepedino and Mutch’s election as a Director at the 2008 Annual Meeting. Pursuant to the Compensation Letter Agreements, each of Messrs. Tepedino and Mutch agreed to use such compensation to acquire securities of the Company (the “Nominee Shares”) at such time that each of Messrs. Tepedino and Mutch shall determine, but in any event no later than 14 days after receipt of such compensation. Each of Messrs. Tepedino and Mutch agreed not to sell, transfer or otherwise dispose of any Nominee Shares within two years of appointment as a Director; provided, however, in the event that the Company enters into a business combination with a third party, Messrs. Tepedino and Mutch may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.
          Each of Messrs. Tepedino and Mutch will receive compensation for his service as a Director consistent with that of the Company’s other Directors who are not employees or consultants of the Company, as described in the Proxy Statement under the caption “Director Compensation for the Fiscal Year 2008.”
Cost of Solicitation
          The Company’s expenses related to the solicitation (excluding salaries and wages of the Company’s regular employees and officers) are currently expected to be approximately $490,000 in excess of what would have been spent for an annual meeting with an uncontested election of Directors Pursuant to the Settlement Agreement, the Company agreed to reimburse the Ramius Group for fees and expenses incurred by the Ramius Group in connection with its previous proxy solicitation, not to exceed $200,000, which amount is included in the Company’s $490,000 in expected expenses set forth above.
Voting of Proxies
          If you have not already done so we request that you vote for the Company’s nominees by voting on the WHITE proxy card enclosed with this Supplement. If you vote, or if you previously voted, on the WHITE proxy card previously furnished to you with the Proxy Statement, your Common Shares will be voted in accordance with your instructions, or in the absence of any such instructions, for the Company’s nominees.
          Common Shares represented by properly executed proxy cards received by the Company in time for the 2008 Annual Meeting will be voted in accordance with the choices specified in the proxies. If you are a shareholder of record, and you sign and return a WHITE proxy card without giving specific voting instructions, your Common Shares will be voted as recommended by the Board on all matters listed in the Notice for the 2008 Annual Meeting, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the 2008 Annual Meeting. If you hold your Common Shares in street name and do not provide your broker with voting instructions, your broker has discretion to vote your Common Shares.
          The Board has not received valid notice of any other business that will be acted upon at the 2008 Annual Meeting. If any other business is properly brought before the 2008 Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

BY ORDER OF THE BOARD OF DIRECTORS

Lawrence N. Schultz
Secretary
March 16, 2009

c/o National City Bank Shareholder Services Operations LOC 5352 P.O. Box 94509 Cleveland, OH 44101-4509
Proxy card must be signed and dated below.
ò     Please fold and detach card at perforation before mailing.     ò

ANNUAL MEETING OF SHAREHOLDERS — March 26, 2009 This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Martin F. Ellis and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Agilysys, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, at 8:00 a.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given.

Signature(s)

Title
Your signature to this Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.
Dated:                                                               , 2009.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE

YOUR VOTE IS IMPORTANT

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card using the self-addressed, stamped envelope provided today. If you are signing as an executor, administrator or trustee, please be sure to include proper title. If you a joint owner, each owner should sign, if possible.
After signing the enclosed WHITE Proxy Card do not sign or return any gold proxy card sent to you by Ramius. Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.
199 Water Street, 26th Floor
New York, NY 10038
Stockholders Call Toll Free (800) 336-5134
Banks and Brokers (212) 440-9800

Proxy card must be signed and dated below.
ò     Please fold and detach card at perforation before mailing.     ò

PROXY
The undersigned hereby authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below for any proposal, said Common Shares will be voted FOR such proposal. The Board of Directors recommends a vote FOR proposals 1 and 2.
If cumulative voting is in effect, the Proxy holders intend to cumulate votes for the election of all or any one or more of the Board of Directors’ nominees, Thomas A. Commes, R. Andrew Cueva and Howard V. Knicely. THIS PROXY CARD GIVES THE PROXY HOLDERS FULL DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG MESSRS. COMMES, CUEVA AND KNICELY, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD, IN WHICH CASE NO VOTES REPRESENTED BY THIS PROXY CARD WILL BE CAST FOR ANY DIRECTOR FOR WHOM AUTHORITY TO VOTE IS SO WITHHELD.
1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Thomas A. Commes                    R. Andrew Cueva                    Howard V. Knicely
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:
     ☐ FOR                               ☐ AGAINST                               ☐ ABSTAIN
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE